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Exhibit 10.1

                    PURCHASEPRO MARKETPLACE USER TERMS OF USE

PLEASE READ THE FOLLOWING TERMS OF USE CAREFULLY. TO USE THE MARKETPLACE YOU MUST AGREE TO THESE TERMS OF USE BY SIGNING BELOW.

         These User Terms of Use ("Terms of Use") are being executed between you and PurchasePro.com, Inc. ("PurchasePro") and govern your access to, and use of, a browser based electronic commerce marketplace based upon PurchasePro proprietary software and technology (hereinafter referred to as, the "Marketplace"). The Marketplace is currently being made available to you through PurchasePro.com, Inc. ("Marketplace Owner"). In the event you are agreeing to these Terms of Use in your capacity as an authorized representative (e.g., owner, officer or authorized employee, agent or representative) of an entity (e.g., a corporation), then references to "you" or "your" mean you and the entity on the behalf of which these Terms of Use are being agreed to. References to "User" in these Terms of Use mean references to you.

         Until you complete the registration process for the Marketplace (including, without limitation, agreeing to these Terms of Use by signing below) you have no right to make use of the Marketplace. Your acceptance of these Terms of Use evidences your agreement to be bound by them. PurchasePro may modify these terms and conditions at any time upon written notice or by posting to the Marketplace. You agree that if you use the Marketplace after such notification or posting of modifications in the Terms of Use you will be bound by the Terms of Use as modified.

1. SERVICES PROVIDED. Subject to these Terms of Use, PurchasePro shall make available to User electronic access to, and use of, the Marketplace.

2. PAYMENT TERMS. User shall pay to PurchasePro: (a) the then-current base monthly fee, if any, indicated within the Marketplace as being applicable to the then-current subscription option elected by User (which subscription option was either elected by User initially as part of the on-line registration process or subsequently through the administrative facilities available on the Marketplace) (the "Subscription Fee"); and (b) the then-current fees, if any, indicated within the Marketplace as being applicable to the actions taken by User pursuant to User's use of the Marketplace (e.g., responding to an RFQ or accepting a PO) ("Transaction Fees"). Subscription Fees shall be paid by User on a monthly basis in advance. Transaction Fees generated by User shall be accrued by PurchasePro on a monthly basis and be paid by User on a monthly basis in arrears. At the end of each month, PurchasePro shall charge User, and User shall pay PurchasePro, a single amount consisting of the Subscription Fee, if any, for the upcoming month and the Transaction Fees, if any, from the ending month. In addition, User will be charged a Thirty Five Dollar ($35.00) fee if its Marketplace account is placed on hold or terminated due to non-payment in breach of these Terms of Use. User must pay all past due amounts before its account will be reactivated. All User payments due PurchasePro under these Terms of Use shall be: (i) paid directly to PurchasePro.com, Inc. on a non-refundable basis; (ii) made by Visa, MasterCard or American Express; and (iii) deemed earned and retained by PurchasePro. You agree to pay if and when due all federal, state and local taxes applicable to your subscription to, and use of, the Marketplace. PurchasePro shall, upon receipt of a written request from User, furnish User with a statement detailing the Subscription Fees and Transaction Fees charged to User for any given month (limited to the last twelve (12) calendar months relative to the time of request). In addition, in the event User notifies PurchasePro of potential billing errors with respect to PurchasePro charges for any particular month (limited to the last three (3) calendar months relative to the time of notice) PurchasePro will use reasonable efforts to resolve any actual billing errors within sixty (60) days of the date of notice.

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3.   USER IDENTIFICATION AND PASSWORD. You may not use the Marketplace without possessing, and your use of the Marketplace is contingent on the possession by you of, both a user identification and a password which are unique to you, uniquely identify you in the Marketplace and have been approved by PurchasePro (collectively, your "User Codes"). If you do not possess proper User Codes the first time you attempt to register for, or otherwise access and use, the Marketplace, you will be prompted to select your User Codes at that time. Your User Codes are for your personal use only. Only you may access the Marketplace using your User Codes. You are responsible for the confidentiality of your User Codes, and agree not to disclose or provide them to any third party. You are responsible for all statements made and acts or omissions that occur while your User Codes are being used. PurchasePro is not responsible for any breach of security caused by your failure to maintain the confidentiality of your User Codes. You agree to notify PurchasePro immediately in the event of loss or theft of your User Codes, or if you believe the confidentiality of your User Codes has been compromised in any way, or in the event of your learning about a possible or actual unauthorized use of the Marketplace. PurchasePro reserves the right to revoke your User Codes at any time without prior notice.

4.   OWNERSHIP AND USE OF THE MARKETPLACE AND USER DATA.

4.1  Ownership and Use of the Marketplace.

(a) PurchasePro hereby grants to you, for the term of these Terms of Use, a non-transferable, non-exclusive, limited license to access and use the Marketplace for your own internal use. You may display, download to a storage device under your exclusive control for local display, manipulation and storage and print information particular and necessary to your proper and permitted use of the Marketplace, provided that you agree not to remove any copyright or other notices contained therein. Except as expressly authorized herein, you may not use, copy, reproduce, transmit, translate, offer for sale, sell, display, perform, distribute, publish, broadcast, circulate, modify, create derivative works of, sub-license, assign, time-share, transfer, rent, lease, convey, disseminate, commercially exploit, or engage in any other similar or related act with respect to the Marketplace without the written consent of PurchasePro. You also agree not to use the Marketplace for any unlawful purpose, and you shall comply with any request of PurchasePro, the Marketplace Owner or any of PurchasePro's third party providers to protect their respective rights in the Marketplace.

(b) The Marketplace is the property of PurchasePro or its licensors or suppliers and is protected by applicable copyright, patent, trademark or other intellectual property law. PurchasePro and/or its licensors or suppliers retain all title, ownership rights and intellectual property rights in and to the Marketplace. You agree to abide by any copyright notice or other restriction contained in any individual information, software or other material accessible through the Marketplace.

(c) The Marketplace is a medium enabling companies, organizations and/or persons such as and including yourself, who have gained properly authorized access to, and use of, the Marketplace (each, a "Marketplace User") to carryout transactions to: (i) purchase, license or otherwise obtain information, services, software and/or goods from other Marketplace Users; or (ii) sell, license or otherwise provide its information, services, software and/or goods to other Marketplace Users. You acknowledge and agree that for transactions carried out on or through the Marketplace, in whole or in part, the Marketplace Users who are parties to such transactions (and not PurchasePro) are fully responsible for their respective performance obligations (e.g., payment, order fulfillment, delivery of goods, return processing, warranty service) pursuant to such transactions. You further acknowledge and agree that you will properly and in good faith perform all performance obligations of all such transactions that you are a party to. PURCHASEPRO DISCLAIMS RESPONSIBILITY FOR, AND ASSUMES NO LIABILITY OR PERFORMANCE OBLIGATIONS REGARDING, ANY TRANSACTION CARRIED OUT ON OR THROUGH THE MARKETPLACE, WHETHER IN WHOLE OR IN PART (INCLUDING, WITHOUT

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LIMITATION, THE PARTICULAR PERFORMANCE OBLIGATIONS OF YOU, OTHER MARKETPLACE
USERS OR ANY OTHER THIRD PARTY).

(d) In the event you use the Marketplace, or the links included on, or the facilities contained within, the Marketplace to gain access to a World Wide Web site or Internet location or source of information, services, software or goods of any company, organization or person other than PurchasePro, or to any Internet location other than purchasepro.com, you acknowledge and agree that such other sites, locations or sources are not under the control of PurchasePro and agree that PurchasePro shall not be responsible or in any way liable for any of the information, services, software or goods from any such World Wide Web site or Internet location or source (including, without limitation, for your use of, or results obtained from, such information, services, software or goods). PURCHASEPRO MAKES NO EXPRESS REPRESENTATION OR WARRANTY WITH RESPECT TO, DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT) WITH RESPECT TO, DISCLAIMS RESPONSIBILITY FOR, AND ASSUMES NO LIABILITY REGARDING, ANY INFORMATION, SERVICES, SOFTWARE OR GOODS AVAILABLE, ADVERTISED, SOLD OR OTHERWISE PROCURED FROM ANY WEBSITE, LOCATION OR SOURCE NOT UNDER PURCHASEPRO'S CONTROL OR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE QUALITY, SAFETY, ACCURACY, AVAILABILITY, DECENCY, OR SUITABILITY OF SUCH INFORMATION, SERVICES, SOFTWARE OR GOODS.

(e) Transmission or use of any material in violation of these Terms of Use, or any applicable law, rule or regulation (whether of the United States or other countries), or the rights of any third party is prohibited. This includes, but is not limited to, copyrighted material, material which is defamatory, threatening, obscene, lewd and indecent, material protected by trademark, trade secret, or patent laws, or material that results in an invasion of privacy.

4.2  Ownership and Use of User Data.

(a)  For the purposes of these Terms of Use:

(1) "User Information" means information or data (including, without limitation, registration, enrollment and profile data) provided by User and contained in the Marketplace that specifically identifies User.

(2) "Supplied Data" means catalog information, product information, pricing data and User business rules provided by User and contained in the Marketplace.

(3) "Transaction Data" means information and data characterizing, describing, relating to or comprising transactions (e.g., the sale and purchase of goods and services) to which User is a party and which are conducted in whole or part over or through use of the Marketplace. Transaction Data also includes, for any transaction to which User is a party, information or data relating to the parties of such transaction other than User which is communicated or furnished by such parties to User or otherwise obtained by User in the course of such transaction.

(4) "Sanitized Transaction Data" means Transaction Data exclusive of, or after removal of User Information, and which exists: (i) in an anonymous form as part of an aggregation of multiple transactions conducted in whole or part over or through use of the Marketplace; (ii) in a "blinded" fashion, exclusive of, or after removal of, information which specifically identifies User; or (iii) in

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the form of statistical data, usage information, reports and/or analysis based upon Sanitized Transaction Data (as defined in the foregoing items (i) and (ii)).

(b) For all User Information, Supplied Data, Transaction Data and Sanitized Transaction Data:

(1)  User shall own all User Information and Supplied Data;

(2) User shall, with respect to any particular transaction, jointly own along with the other party(ies) to such transaction, without any rights of attribution or accounting, the Transaction Data for such transaction; provided that such ownership shall be subject to the ownership and use rights of PurchasePro and the Marketplace Owner set forth in these Terms of Use.

(3) PurchasePro and the Marketplace Owner shall jointly own, without any obligation of accounting or attribution to the other, and may freely use or disclose as they individually determine, Sanitized Transaction Data.

(4) PurchasePro will retain possession of, and make use of, copies of the User Information, Supplied Data, Transaction Data and Sanitized Transaction Data for the purpose of establishing and operating the Marketplace (including, without limitation, the facilitation of transactions) and otherwise meeting PurchasePro's obligations and responsibilities under these Terms of Use. Subject to the confidentiality restrictions set forth in Paragraph 7 below, PurchasePro's use of the User Information, Supplied Data, Transaction Data and Sanitized Transaction Data may include the storage, display, parsing, modification, reproduction, copying, transmission, translation, performance, publication, broadcast, preparation of derivative works or dissemination thereof, internally by PurchasePro, and to third parties with whom PurchasePro does business for advertisement, market research and other commercial purposes.

(5) You grant to PurchasePro all necessary rights and releases required for, and agree to take such actions as are necessary and appropriate to enable, PurchasePro to obtain the rights and perform the services and the activities described in these Terms of Use.

5.   DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY.

5.1 THE MARKETPLACE IS PROVIDED "AS IS." NEITHER PURCHASEPRO, MARKETPLACE OWNER NOR ANY OF PURCHASEPRO'S LICENSORS OR SUPPLIERS MAKES ANY WARRANTY, GUARANTEE OR REPRESENTATION OF ANY KIND (INCLUDING, WITHOUT LIMITATION: (I) THAT ACCESS TO, OR USE OF, THE MARKETPLACE WILL BE UNINTERRUPTED, ABSOLUTELY SECURE, COMPLETE, ACCURATE OR ERROR FREE; (II) THE EXTENT TO WHICH YOU ARE ABLE TO CONDUCT TRANSACTIONS OVER THE MARKETPLACE; OR (III) THE SECURITY OF YOUR USER IDENTIFICATION AND PASSWORD FOR WHICH YOU ARE SOLELY RESPONSIBLE). IN ADDITION, THE RELIABILITY, ACCURACY, COMPLETENESS, SECURITY, TIMELINESS AND USEFULNESS OF THE MARKETPLACE ARE NOT WARRANTED OR GUARANTEED. YOUR USE OF THE SERVICES, SOFTWARE, GOODS AND INFORMATION ACCESSED ON OR THROUGH THE MARKETPLACE IS ENTIRELY AT YOUR OWN RISK AND IT IS YOUR SOLE RESPONSIBILITY TO EVALUATE THE RELIABILITY, ACCURACY, COMPLETENESS, SECURITY, TIMELINESS AND USEFULNESS OF ALL SUCH SERVICES, SOFTWARE, GOODS AND INFORMATION. PURCHASEPRO, MARKETPLACE OWNER AND PURCHASEPRO'S LICENSORS AND SUPPLIERS HEREBY EXPRESSLY DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

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5.2  YOU UNDERSTAND THAT PURCHASEPRO DOES NOT GUARANTEE THAT IT WILL CONTINUE TO
MAKE THE MARKETPLACE AVAILABLE TO YOU, WHETHER BY THE SAME METHODS CURRENTLY
USED OR OTHERWISE. PURCHASEPRO MAY DISCONTINUE PROVIDING THE MARKETPLACE TO YOU AT ANY TIME. YOU AGREE NOT TO HOLD PURCHASEPRO LIABLE FOR ANY DAMAGES ARISING FROM A DISCONTINUATION OR MODIFICATION OF ALL OR PART OF THE MARKETPLACE.

5.3 TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT AND UNDER NO LEGAL THEORY (CONTRACT, WARRANTY, TORT OR OTHERWISE) WILL PURCHASEPRO, MARKETPLACE OWNER OR PURCHASEPRO'S LICENSORS OR SUPPLIERS BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR OTHER DAMAGES INCURRED BY YOU AND IN ANY WAY ARISING OUT OF OR RELATED IN ANY WAY TO THESE TERMS OF USE (INCLUDING, WITHOUT LIMITATION, YOUR USE OF, OR INABILITY TO USE, THE MARKETPLACE OR ANY DAMAGES YOU MAY INCUR IN CONNECTION WITH ANY DECISION MADE, ACTION, OR INACTION, TAKEN BY YOU OR ANY OTHER PARTY, IN RELIANCE UPON THE MARKETPLACE, OR BASED ON ANY ACTS OR OMISSIONS OF ANY MARKETPLACE USERS, OR FOR THE RELIABILITY, ACCURACY, COMPLETENESS, SECURITY, TIMELINESS OR USEFULNESS OF THE MARKETPLACE, OR FOR ANY DELAYS OR ERRORS IN THE TRANSMISSION OR DELIVERY OF ANY PART OF THE INFORMATION OR SERVICES PROVIDED THROUGH THE MARKETPLACE), EVEN IF ADVISED OF SUCH DAMAGES. IN ADDITION TO AND WITHOUT LIMITING THE FOREGOING, PURCHASEPRO SHALL NOT BE LIABLE FOR ANY HARM CAUSED BY THE TRANSMISSION, THROUGH THE MARKETPLACE OF A COMPUTER VIRUS OR OTHER COMPUTER CODE OR PROGRAMMING DEVICE THAT MIGHT BE USED TO ACCESS, MODIFY, DELETE, DAMAGE, CORRUPT, DEACTIVATE, DISABLE, DISRUPT, OR OTHERWISE IMPEDE IN ANY MANNER THE OPERATION OF THE MARKETPLACE OR ANY OF YOUR SOFTWARE, HARDWARE, DATA OR PROPERTY.

6.   YOUR COVENANTS.

6.1 If you are agreeing with these Terms of Use as an individual on your own behalf, you hereby represent and warrant that you are of the age of majority. Additionally, if you are agreeing with these Terms of Use on behalf of an entity (e.g., a corporation), you represent and warrant that you have the requisite power and authority within your entity to enter into a binding commitment with respect to these Terms of Use and the execution, delivery and performance of these Terms of Use and the consummation of the transactions contemplated by these Terms of Use have been duly authorized by the requisite action within your entity.

6.2 You represent and warrant that any information you have provided as part of the registration process, or thereafter provide, to use the Marketplace is true and accurate to the best of your knowledge. The Marketplace provides facilities to enable you to access and modify your customer profile information.

6.3 You shall not upload to the Marketplace any User Information, Supplied Data or Transaction Data which: (i) violates or infringes the rights of any persons, including without limitation rights in copyrights, patents, trademarks or other intellectual property rights; (ii) is libelous, defamatory, obscene, pornographic, abusive or otherwise violates any law; or (iii) contains viruses, "worms", "trojan horses" or any other harmful properties. You agree not to use the Marketplace for, or to further, any illegal purposes. Without limiting the generality of the foregoing, you agree to not use the Marketplace to buy or sell: real property; liquor licenses; businesses or mobile homes; contraband firearms, weapons or munitions; pirated software, music or videos; counterfeit items; false ID or documentation; illegal drugs or paraphernalia; embargoed

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items (e.g., Cuban cigars); human and/or animal remains or organs; on-line game accounts; club memberships or timeshares; licenses or titles for personal property or other items deemed unsuitable by PurchasePro. PurchasePro reserves the right, in its sole discretion, to deny any transaction in violation of the foregoing and to edit or delete any User Information, Supplied Data or Transaction Data which violates the foregoing.

6.4 You agree to the efficacy of, and to be bound by, the disclaimers found in the Marketplace.

6.5 You agree that PurchasePro may, subject to the confidentiality restrictions set forth in Paragraph 7 below, use User Information, Supplied Data and Transaction Data as the basis for informing you about other PurchasePro products and services and that PurchasePro may also deliver additional messages about its products and services to you by E-mail.

7. CONFIDENTIALITY. PurchasePro agrees to maintain the confidentiality of, and shall not disclose, disseminate or provide to any other person, firm, organization or third party (except for employees, agents, contractors, advisors or representatives of PurchasePro who have a reasonable need to know), User Information, Supplied Data and Transaction Data; provided, however, that the foregoing shall not apply to User Information, Supplied Data or Transaction Data that: (i) is or becomes publicly known without violation by PurchasePro of these Terms of Use; (ii) is already known to PurchasePro without restrictions at the time of its disclosure to PurchasePro; (iii) after its disclosure to PurchasePro, is made known to PurchasePro without restrictions by a third party having the right to do so; (iv) is legally required to be disclosed by PurchasePro pursuant to a judicial order from a court of competent jurisdiction; or (v) is "Public Information" (i.e., information regarding the User, its products and services which is public in the normal course of User's business and operations and/or which is necessarily and appropriately public (and accessible by third parties within the Marketplace) to enable the working and facilitation of transactions within the Marketplace).

8. TERMINATION. Either you or PurchasePro may terminate these Terms of Use at any time upon thirty (30) days' prior written notice to the other party, with such termination being effective as of the end of the calendar month in which such thirty (30) day period expires. PurchasePro will be entitled to immediately terminate these Terms of Use for cause upon a breach of these Terms of Use by you. You will not be entitled to any refunds of any pre-paid fees. Upon expiration or termination of these Terms of Use, your ability to access and use the Marketplace shall be discontinued. You will destroy any downloaded and printed materials that originated from the Marketplace.

9. FORCE MAJEURE. PurchasePro shall not be liable for any failure or delay in performance hereunder caused by you or any other cause beyond the control of PurchasePro, including but not limited to, failure of electronic or mechanical equipment, unauthorized access, strikes, failures of common carrier or utility systems, severe weather, labor disputes, fires or any other causes commonly known as "acts of God".

10. INDEMNIFICATION. You hereby agree to indemnify and hold harmless PurchasePro (and its directors, officers, employees, control persons, suppliers, licensors and agents) from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorney's fees and costs) arising out of or related to: (a) your breach of your agreements, representations and warranties contained in these Terms of Use; (b) your use of the Marketplace (i) in violation of these Terms of Use, (ii) in violation of any rights of PurchasePro or any third party information provider, including copyright, patent, trade secret, trademark, or other intellectual property rights and publicity and privacy rights, or (iii) in violation of any applicable law, rule or regulation; (c) your failure to maintain the confidentiality of your User Codes in accordance with these Terms of Use; or (d) information or materials you upload or post to the Marketplace. PurchasePro reserves the right to take over the exclusive defense of any claim for which PurchasePro is

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entitled to indemnification under this Paragraph 10. In such event, you shall provide PurchasePro with such cooperation as is reasonably requested by PurchasePro. This indemnification shall be binding upon you and your executors, heirs, successors and assigns.

11. DISPUTE RESOLUTION. In the event of a dispute between the parties arising under these Terms of Use, the parties shall submit to binding arbitration in Las Vegas, Nevada before a single arbitrator knowledgeable of the subject matter in dispute under the Commercial Arbitration Rules of the American Arbitration Association, except that temporary restraining orders or preliminary injunctions, or their equivalent, may be obtained from any court of competent jurisdiction. The decision of the arbitrator shall be final and binding with respect to the dispute subject to the arbitration and shall be enforceable in any court of competent jurisdiction. The arbitrator shall not have the power to award any damages of the types excluded by this Agreement, regardless of the nature of the claim. If any arbitration or litigation is commenced between or among parties to this Agreement concerning any provisions of this Agreement, or the rights and duties of any person in relation thereto, the court or arbitrator, as the case may be, may award to the party or parties prevailing in such arbitration or litigation, in addition to such other relief as may be granted, a reasonable sum for their attorneys' fees.

12.  GENERAL.

12.1 Notices given by PurchasePro to you will be given by E-mail, or by a general posting on the Marketplace, or by conventional mail. In any matter requiring PurchasePro's prior consent, such consent will be considered given only if made in the foregoing manner by an authorized representative of PurchasePro. Notices given by you to PurchasePro must be given by E-mail and addressed to contractservices@purchasepro.com, or by conventional mail. Notices to PurchasePro by conventional mail must be sent to PurchasePro.com, Inc. having a place of business at 7690 West Cheyenne Avenue, Las Vegas, Nevada 89129.

12.2 These Terms of Use and your rights and obligations hereunder may not be transferred, sold or in any other way assigned by you without the written permission of PurchasePro and shall inure to the benefit of PurchasePro's successors, assigns and legal representatives whether by merger, consolidation or otherwise. PurchasePro may assign these Terms of Use or any of its rights or obligations under these Terms of Use to a company affiliated with, or a successor to or assignee of, PurchasePro, or to any other third party.

12.3 User shall comply with all applicable laws, rules and regulations, including without limitation the United States Foreign Corrupt Practices Act and all applicable United States export control laws and regulations, in connection with User's use of the Marketplace. Without limiting the generality of the foregoing, User shall not use the Marketplace to carryout or facilitate transactions with any residents of any countries to which the export or import of commodities and technical data is prohibited by the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of State or the Enhanced Proliferation Control Initiative (collectively, the "U.S. Export Controls").

12.4 The Marketplace is provided with "restricted rights." Use, duplication, or disclosure by the U.S. Government is subject to the restrictions set forth in Sub-paragraph 252.227-7013(c)(1)(ii) (Rights in Technical Data and Computer Software) of the Department of Defense Federal Acquisition Regulations Supplement, or Sub-paragraphs 52.227-19(a) through (d) (Commercial Computer Software--Restricted Rights) of Title 48 of the Code of Federal Regulations, or to PurchasePro's standard commercial license, as applicable. Contractor/manufacturer is PurchasePro.com, Inc., 7690 West Cheyenne Avenue, Las Vegas, Nevada 89129.

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12.5 These Terms of Use shall not constitute, give effect to, or otherwise imply, a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind. Except as herein provided, no waiver, modification or amendment of any provision of these Terms of Use shall be effective against PurchasePro unless the same is in writing and signed by an authorized official of PurchasePro. PurchasePro's failure to insist at any time upon strict compliance with any term of these Terms of Use, or any delay or failure on PurchasePro's part to exercise any power or right given to PurchasePro in these Terms of Use, or a continued course of such conduct on PurchasePro's part shall at no time operate as a waiver of such power or right, nor shall any single or partial exercise preclude any other future exercise. If any provision of these Terms of Use is declared invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired, and the parties shall replace the invalid or unenforceable provision with a valid and enforceable provision that reflects the original intentions of the parties as nearly as possible in accordance with applicable law. These Terms of Use will be governed by and construed and enforced in accordance with the substantive law of the State of Nevada. The parties consent to venue in Las Vegas, Nevada and to the jurisdiction of competent Nevada federal courts for all litigation which may be brought with respect to the terms of, and the transactions and relationships contemplated by, these Terms of Use. These Terms of Use shall benefit the parties hereto only. These Terms of Use set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede any and all prior oral and written agreements, understandings and quotations relating thereto.

PurchasePro, PurchasePro.com and PPRO are trademarks of PurchasePro. You may not use, adopt or attempt to register anywhere in the world, whether alone or together with any other mark, symbol or name any trade name or mark or service name or mark that is similar or confusingly similar to any trade name or mark or service name or mark of PurchasePro.

Signature: /s/ Patrick Rylee                    Date:
           ------------------------------             --------------------

NET STAFF - SAN FRANCISCO

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